Exhibit 99.1

Digital River Outsources Customer Service

Announces preliminary second quarter financial results at the high end of guidance range

MINNEAPOLIS--(BUSINESS WIRE)--July 15, 2009--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, announced it is outsourcing the majority of its global customer service operations and realigning certain other resources to support growth opportunities. These two actions will result in the elimination of approximately 120 positions globally, largely related to the outsourcing of customer service operations. At the same time, the company plans to add new positions, primarily to its sales and product development organizations.

Digital River plans to outsource its global customer service operations to Tennessee-based Sitel, a leading global business process outsourcing provider. Beginning September 2009, most customer email and phone inquiries will be managed by Sitel’s customer service centers, which include more than 150 facilities worldwide. Digital River will maintain a team of customer service personnel in its Minneapolis, Minnesota, and Shannon, Ireland, offices to service customer inquiries not managed through Sitel. This organizational change is expected to drive efficiencies for Digital River beginning in the fourth quarter of 2009.

“We are taking these actions to ensure that Digital River is well positioned to deliver high value to clients, rapidly scale on a global basis and further capitalize on our sales pipeline,” said Joel Ronning, Digital River’s CEO. “We manage online businesses on behalf of thousands of companies around the world – e-businesses that must be up and running 24 hours-a-day on global and local levels. By working with Sitel, we can more efficiently and effectively meet our clients’ increasing global business requirements. We will be able to offer more flexible staffing, expanded support in emerging markets, added multi-lingual capabilities, and in the near future, new global services such as inbound and outbound telesales.”

As part of a separate action, Digital River is making organizational changes to realign certain other resources to support key growth areas, including sales and product development. The company plans to open new positions to further accelerate the development and launch of more than a dozen new e-commerce products as well as capitalize on sales opportunities in the consumer electronics, small- to mid-size business software, subscriptions, games and business-to-business markets.

Management will address the short- and long-term financial impacts of these two actions during its regularly scheduled earnings conference call on July 29, 2009. While the quarterly closing process is not final, management currently expects second quarter revenue and earnings per share results to be at the high end of the guidance range provided on April 29, 2009.

About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call +1 952-253-1234.

Forward-looking Statement
In addition to the historical information contained herein, this press release contains forward-looking statements, such as statements containing the words, “will,” “plans,” “intends,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s operating history and variability of operating results; competition in the electronic commerce market; ability to outsource its customer care support; and expand its product development and sales organizations; the market’s acceptance of such offerings; and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission.

Digital River is a registered trademark of Digital River, Inc. All other company and product names are trademarks, registrations or copyrights of their respective owners.

CONTACT:
Digital River, Inc.
Media Contact:
Gerri Dyrek, 952-253-1234 Ext. 38396
Senior Director, Public Relations
publicrelations@digitalriver.com
or
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
investorrelations@digitalriver.com